UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Liberty Star Uranium & Metals Corp.
(Exact name of registrant as specified in its charter)

Nevada	90-0175540
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5610 E Sutler Lane, Tucson, Arizona 85712
(Address of Principal Executive Offices)(Zip Code)

2010 Stock Option Plan
(Full title of the plan)

Nevada Agency and Transfer Company
50 West Liberty Street, Suite 880
Reno, Nevada 89501
(Name and address of agent for service)

(775) 322-0626
(Telephone number, including area code, of agent for service)

Copies of all communications to:

     Clark Wilson LLP
Suite 800 - 885 West Georgia Street
Vancouver, British Columbia V6C 3H1, Canada
Telephone: (604) 687-5700
Facsimile: (604) 687-6314

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]		Accelerated filer	[ ]
Non-accelerated filer	[ ]	(Do not check if a smaller reporting company)	Smaller reporting company	[x]

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		maximum	maximum	Amount of
Title of securities to	Amount to be	offering price	aggregate offering	registration
be registered	registered(1),(2)	per share(3),(4)	price(3),(4)	fee(4)
Common Stock	95,500,000	$0.038	$3,629,000	$421.33

(1)

An indeterminate number of additional shares of common stock shall be issuable pursuant to Rule 416 under the Securities Act of 1933 to prevent dilution resulting from stock splits, stock dividends or similar transactions and in such an event the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416.

(2)

Consists of up to 95,500,000 shares of our common stock issuable pursuant to our 2010 stock option plan. Our 2010 stock option plan provides for the grant of stock options to acquire a maximum of 95,500,000 shares of our common stock. All of the shares issuable under our 2010 stock option plan are being registered under this registration statement on Form S-8.

(3)	Estimated in accordance with Rule 457 (h) under the Securities Act of 1933 solely for the purpose of computing the amount of the registration fee.

(4)	Based on the exercise price of $0.038 per share for stock options to acquire an aggregate of 95,500,000 shares of our common stock granted pursuant to our 2010 stock option plan.

EXPLANATORY NOTE

We prepared this registration statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, to register an aggregate of 95,500,000 shares of our common stock that are issuable pursuant to our 2010 stock option plan. The purpose of our 2010 stock option plan is to retain the services of valued directors, officers, key employees, and consultants of our company and such other persons as the plan administrator selects, and to encourage such persons to acquire a greater proprietary interest in our company, thereby strengthening their incentive to achieve the objectives of our stockholders, and to serve as an aid and inducement in the hiring of new employees and to provide an equity incentive to persons selected by the plan administrator.

Under cover of this registration statement on Form S-8 is our reoffer prospectus prepared in accordance with Part I of Form S-3 under the Securities Act of 1933 (in accordance with Section C of the General Instructions to Form S-8). The reoffer prospectus may be used for reoffers and resales of up to an aggregate of 95,000,000 “control securities” (as such term is defined in Form S-8) issuable upon exercise of the stock options granted pursuant to our 2010 stock option plan on a continuous or delayed basis in the future.

Part I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

* The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in our 2010 stock option plan as specified by Rule 428(b)(1) under the Securities Act of 1933. Such documents are not being filed with the Securities and Exchange Commission, but constitute, along with the documents incorporated by reference into this registration statement, a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.

Reoffer Prospectus

95,000,000 Shares

Liberty Star Uranium & Metals Corp.

Common Stock

_________________________________

The selling stockholders identified in this reoffer prospectus may offer and sell up to 95,000,000 shares of our common stock issuable upon exercise of stock options. We granted the stock options to such selling stockholders pursuant to our 2010 stock option plan.

The selling stockholders may sell all or a portion of the shares being offered pursuant to this reoffer prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices.

The selling stockholders and any brokers executing selling orders on their behalf may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, in which event commissions received by such brokers may be deemed to be underwriting commissions under the Securities Act of 1933.

We will not receive any proceeds from the sale of the shares of our common stock by the selling stockholders. We may, however, receive proceeds upon exercise of the stock options by the selling stockholders. We will pay for expenses of this offering, except that the selling stockholders will pay any broker discounts or commissions or equivalent expenses and expenses of their legal counsels applicable to the sale of their shares.

Our common stock is quoted on Financial Industry Regulatory Authority’s OTC Bulletin Board under the symbol “LBSR.OB”. On January 20, 2011, the closing price of our common stock on the OTC Bulletin Board was $0.039 per share.

_________________________________

Investing in our common stock involves risks. See “Risk Factors” beginning on page 7.

_________________________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

_________________________________

The date of this reoffer prospectus is January 21, 2011.

As used in this reoffer prospectus, the terms “Liberty Star”, “we”, “us”, and “our” refer to Liberty Star Uranium & Metals Corp. and its subsidiaries Big Chunk Corp. and Redwall Drilling Inc., unless otherwise indicated. All dollar amounts refer to U.S. dollars unless otherwise indicated.

Prospectus Summary

Our Business

We are in the acquisition and exploration of mineral properties business. Big Chunk Corp. is our wholly owned subsidiary and is engaged in the acquisition and exploration of mineral properties business in the State of Alaska. Redwall Drilling Inc. was our wholly owned subsidiary and was a drilling contractor. Redwall Drilling was dissolved on March 30, 2010. We are an exploration stage company, as we have not generated revenues from operations. Our significant projects are:

North Pipes Super Project: Located in Northern Arizona on the Arizona Strip, we plan to ascertain whether the North Pipes Super Project claims possess commercially viable deposits of uranium. We have not identified any ore reserves to date.

Big Chunk Super Project: Located in the Iliamna region of Southwestern Alaska, we plan to ascertain whether the Big Chunk claims possess commercially viable deposits of copper, gold, molybdenum, silver and zinc. We have not identified any ore reserves to date.

Bonanza Hills Project: Located in the Iliamna region of Southwestern Alaska, we plan to ascertain whether the Bonanza Hills claims possess commercially viable deposits of gold and silver. We have not identified any ore reserves to date.

There is no assurance that a commercially viable mineral deposit exists on any of our properties, and further exploration is required before we can evaluate whether any exist and, if so, whether it would be economically feasible to develop or exploit those resources. Even if we complete our current exploration program and we are successful in identifying a mineral deposit, we would be required to spend substantial funds on further drilling and engineering studies before we could know whether that mineral deposit will constitute a reserve (a reserve is a commercially viable mineral deposit). Please refer to the section entitled “Risk Factors” in this reoffer prospectus for additional information about the risks of mineral exploration.

To date, we have not generated any revenues and we remain in the exploration stage. Our ability to pursue our business plan and generate revenues is subject to our ability to obtain additional financing, and we cannot give any assurance that we will be able to do so. Because we are in the exploration stage, have suffered recurring losses from operations, and require additional funds for further exploratory activity prior to attaining a revenue generating status, and we may not find sufficient ore reserves to be commercially mined, our independent registered public accounting firm included an explanatory paragraph regarding substantial doubt about our ability to continue as a going concern in their report on our financial statements for the year ended January 31, 2010.

Our principal executive office address is 5610 E Sutler Lane, Tucson, Arizona 85712. Our telephone number is (520) 731-8786.

The Offering

The selling stockholders identified in this reoffer prospectus may offer and sell up to 95,000,000 shares of our common stock issuable upon exercise of stock options. We granted the stock options to such selling stockholders pursuant to our 2010 stock option plan.

The selling stockholders may sell all or a portion of the shares being offered pursuant to this reoffer prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices.

Number of Shares Outstanding

There were 602,411,882 shares of our common stock issued and outstanding as at January 20, 2011.

Use of Proceeds

We will not receive any proceeds from the sale of any shares of our common stock by the selling stockholders. We may, however, receive proceeds upon exercise of the stock options by the selling stockholders. If we receive proceeds upon exercise of these stock options, we intend to use these proceeds for working capital and general corporate purposes.

Risk Factors

An investment in our common stock involves a number of very significant risks. You should carefully consider the following risks and uncertainties in addition to other information in this reoffer prospectus in evaluating our company and our business before purchasing shares of our common stock. Our business, operating results and financial condition could be seriously harmed as a result of the occurrence of any of the following risks. You could lose all or part of your investment due to any of these risks. You should invest in our common stock only if you can afford to lose your entire investment.

Risks Related to Our Business

Because of the speculative nature of the exploration of natural resource properties, there is substantial risk that this business will fail.

There is no assurance that any of the claims we explore or acquire will contain commercially exploitable reserves of minerals. Exploration for natural resources is a speculative venture involving substantial risk. Hazards such as unusual or unexpected geological formations and other conditions often result in unsuccessful exploration efforts. We may also become subject to significant liability for pollution or hazards, which we cannot insure or which we may elect not to insure. There is substantial risk that our business will fail.

If we cannot compete successfully for financing and for qualified managerial and technical employees, our exploration program may suffer.

Our competition in the mining industry includes large established mining companies with substantial capabilities and with greater financial and technical resources than we have. As a result of this competition, we may be unable to acquire additional financing on terms we consider acceptable because investors may choose to invest in our competitors instead of investing in us. We also compete with other mining companies in the recruitment and retention of qualified managerial and technical employees. Our success will be largely dependent on our ability to hire and retain highly qualified personnel. These individuals are in high demand and we may not be able to attract the personnel we need. We may not be able to afford the high salaries and fees demanded by qualified personnel, or may lose such employees after they are hired. If we are unable to successfully compete for financing or for qualified employees, our exploration program may be slowed down or suspended.

Exploration and exploitation activities are subject to comprehensive regulation which may cause substantial delays or require capital outlays in excess of those anticipated causing an adverse effect on our company.

Exploration and exploitation activities are subject to federal, state, and local laws, regulations and policies, including laws regulating the removal of natural resources from the ground and the discharge of materials into the environment. Exploration and exploitation activities are also subject to federal, state, and local laws and regulations which seek to maintain health and safety standards by regulating the design and use of drilling methods and equipment.

Various permits from government bodies are required for drilling operations to be conducted; no assurance can be given that such permits will be received. Environmental and other legal standards imposed by federal, state, or local authorities may be changed and any such changes may prevent us from conducting planned activities or increase our costs of doing so, which would have material adverse effects on our business. Moreover, compliance with such laws may cause substantial delays or require capital outlays in excess of those anticipated, thus causing an adverse effect on us. Additionally, we may be subject to liability for pollution or other environmental damages which we may not be able to or elect not to insure against due to prohibitive premium costs and other reasons. Any laws, regulations or policies of any government body or regulatory agency may be changed, applied or interpreted in a manner which will alter and negatively affect our ability to carry on our business.

There are no known reserves of minerals on our mineral claims and we cannot guarantee that we will find any commercial quantities of minerals.

We have not found any mineral reserves on our claims and there can be no assurance that any of our mineral claims contain commercial quantities of any minerals. Even if we identify commercial quantities of minerals in any of our claims, there can be no assurance that we will be able to exploit the reserves or, if we are able to exploit them, that we will do so on a profitable basis.

Because the probability of an individual prospect ever having reserves is extremely remote, any funds spent on exploration will probably be lost.

The probability of an individual prospect ever having reserves is extremely remote. In all probability our properties do not contain any reserves. As such, any funds spent on exploration will probably be lost which would most likely result in a loss of your investment.

Risks Related to Our Company

The recent weakening of economic conditions in the U.S. and around the world could have harmful effects on our ability to sell shares of our common stock. These harmful effects have caused us to cease our exploration program and they may not start up again, as a result we could go out of business and our stockholders will likely lose their entire investment in our company.

The recent weakening of economic conditions in the U.S. and around the world as well as the decrease in uranium and other mineral processing could have harmful effects on our business. Competition for limited funds from investors will likely become more intense. If investors choose not to invest in our company, we will not be able to fund our exploration program.

We will require additional funds to maintain our current mineral properties. These funds may be raised through equity financing, debt financing, or other sources. Raising funds through equity financing may result in further dilution in the equity ownership of our shares. However, many investors have recently seen large decreases in the value of various investments due to declining share prices across many economic sectors. Because of this and other market factors, if we choose to raise funds through the sale of our equity securities, potential investors may be less likely to buy our equity securities or we may need to sell our equity securities at low prices, resulting in fewer proceeds. This would make it difficult for us to raise adequate amounts to fund our exploration program through the sale of our equity securities.

If we are unable to restart our exploration programs through funding received from the sale of our equity securities, then we may choose to borrow the money we need. A tightening of credit conditions has also been experienced in the economy recently. Because of the recent credit crisis, it is possible that we would not be able to borrow adequate amounts to restart our exploration program on terms and at rates of interest we find acceptable and in the best interests of our company.

If we cannot restart our exploration programs from the sale of our equity securities or through incurring debt on acceptable terms, then we will likely go out of business and our stockholders will likely lose their entire investment in our company.

We have a limited operating history and as a result there is no assurance we can operate on a profitable basis.

We have a limited operating history and must be considered in the exploration stage. Our operations will be subject to all the risks inherent in the establishment of an exploration stage enterprise and the uncertainties arising from the absence of a significant operating history. Potential investors should be aware of the difficulties normally encountered by mineral exploration companies and the high rate of failure of such enterprises, especially those with a limited operating history. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates. The expenditures to be made by us in the exploration of the mineral claim may not result in the discovery of mineral deposits. Problems such as unusual or unexpected formations of rock or land and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. If the results of our exploration do not reveal viable commercial mineralization, we may decide to abandon our claim and acquire new claims for new exploration or cease operations. The acquisition of additional claims will be dependent upon us possessing capital resources at the time in order to purchase such claims. If no funding is available, we may be forced to abandon our operations. No assurance can be given that we will ever operate on a profitable basis.

If we do not obtain additional financing, our business will fail and our investors could lose their investment.

We had cash in the amount of $1,113,027 and negative working capital of $(2,125,193) as of October 31, 2010. We currently do not generate revenues from our operations. Our business plan calls for substantial investment and cost in connection with the acquisition and exploration of our mineral properties currently under lease and option. Any direct acquisition of any of the claims under lease or option is subject to our ability to obtain the financing necessary for us to fund and carry out exploration programs on the subject properties. The requirements are substantial. We do not currently have any arrangements for financing in addition to the Northern Dynasty secured convertible note and private placements of our securities. There is no assurance that we will be able to maintain operations at a level sufficient for an investor to obtain a return on their investment in our common stock. Further, we may continue to be unprofitable. Obtaining additional financing would be subject to a number of factors, including market prices for minerals, investor acceptance of our properties, contractual restrictions on our ability to enter into further financing arrangements, and investor sentiment. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us and our business could fail.

Because there is no assurance that we will generate revenues, we face a high risk of business failure.

We have not earned any revenues to date and have never been profitable. We do not have an interest in any revenue generating properties. We were incorporated on August 20, 2001 and took over our current business on February 5, 2004. To date we have been involved primarily in organizational and exploration activities. We will incur substantial operating and exploration expenditures without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We have limited operating history upon which an evaluation of our future success or failure can be made. Our net loss from inception to October 31, 2010 is $(58,647,877). We recognize that if we are unable to generate significant revenues from our activities, we will not be able to earn profits or continue operations. Based upon current plans, we also expect to incur significant operating losses in the future. We cannot guarantee that we will be successful in raising capital to fund these operating losses or generate revenues in the future. We can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail and our investors could lose their investment.

Our independent registered public accounting firm’s report states that there is a substantial doubt that we will be able to continue as a going concern.

Our independent registered public accounting firm, Semple, Marchal & Cooper, LLP, states in their audit report attached to our audited financial statements for the fiscal year ended January 31, 2010 that since we are an exploration stage company, have no established source of revenue and are dependent on our ability to raise capital from stockholders or other sources to sustain operations, there is a substantial doubt that we will be able to continue as a going concern.

The existence of our mining claims depends on our ability to fund exploratory activity or to pay fees.

Our mining claims, which are the central part of our business, require that we either pay fees, or incur certain minimum development costs annually, or the claims will be forfeited. Due to our current financial situation we may not be able to meet these obligations and we could therefore lose our claims. This would impair our ability to raise capital and would negatively impact the value of the Company.

Risks Related to Our Common Stock

Because we will likely issue additional shares of our common stock, investment in our company could be subject to substantial dilution.

Investors’ interests in our company will be diluted and investors may suffer dilution in their net book value per share when we issue additional shares. Our constating documents authorize the issuance of up to 200,000,000 shares of common stock with a par value of $0.001. At our stockholder meeting held on May 27, 2009 the stockholders voted to increase the number of authorized shares to 10,000,000,000 shares of common stock with a par value of $0.001. We filed a certificate of amendment on June 4, 2009 to increase the number of authorized shares to 5,000,000,000 shares of common stock with a par value of $0.001. On September 1, 2009 we completed a one for four reverse stock split of our authorized and outstanding common stock resulting in a decrease in authorized shares to 1,250,000,000 with a par value of $0.00001. As of January 20, 2011, there were 602,411,882 shares of our common stock issued and outstanding. We anticipate that all or at least some of our future funding, if any, will be in the form of equity financing from the sale of our common stock. If we do sell more common stock, investors’ investment in our company will likely be diluted. Dilution is the difference between what you pay for your stock and the net tangible book value per share immediately after the additional shares are sold by us. If dilution occurs, any investment in our company’s common stock could seriously decline in value.

The sale of our stock under the Convertible Notes and the common share purchase warrants could encourage short sales by third parties, which could contribute to the future decline of our stock price.

In many circumstances, the provision of financing based on the distribution of equity for companies that are traded on the Over-the-Counter Bulletin Board has the potential to cause a significant downward pressure on the price of common stock. This is especially the case if the shares being placed into the market exceed the market’s ability to take up the increased stock or if we have not performed in such a manner to show that the equity funds raised will be used to grow our business. Such an event could place further downward pressure on the price of our common stock. Regardless of our activities, the opportunity exists for short sellers and others to contribute to the future decline of our stock price. If there are significant short sales of our common stock, the price decline that would result from this activity will cause the share price to decline more, which may cause other stockholders of the stock to sell their shares, thereby contributing to sales of common stock in the market. If there are many more shares of our common stock on the market for sale than the market will absorb, the price of our common shares will likely decline.

Trading in our common stock on the OTC Bulletin Board is limited and sporadic making it difficult for our stockholders to sell their shares or liquidate their investments.

Our common stock is currently listed for public trading on the OTC Bulletin Board. The trading price of our common stock has been subject to wide fluctuations. Trading prices of our common stock may fluctuate in response to a number of factors, many of which will be beyond our control. The stock market has generally experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of companies with no current business operation. There can be no assurance that trading prices and price earnings ratios previously experienced by our common stock will be matched or maintained. These broad market and industry factors may adversely affect the market price of our common stock, regardless of our operating performance. In the past, following periods of volatility in the market price of a company’s securities, securities class-action litigation has often been instituted. Such litigation, if instituted, could result in substantial costs for us and a diversion of management’s attention and resources.

Our bylaws contain provisions indemnifying our officers and directors against all costs, charges and expenses incurred by them.

Our bylaws contain provisions with respect to the indemnification of our officers and directors against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him, including an amount paid to settle an action or satisfy a judgment in a civil, criminal or administrative action or proceeding to which he is made a party by reason of his being or having been one of our directors or officers.

Our bylaws do not contain anti-takeover provisions which could result in a change of our management and directors if there is a take-over of our company.

We do not currently have a stockholder rights plan or any anti-takeover provisions in our bylaws. Without any anti-takeover provisions, there is no deterrent for a take-over of our company, which may result in a change in our management and directors. This could result in a disruption to the activities of our company, which could have a material adverse effect on our operations.

We do not intend to pay dividends on any investment in the shares of stock of our company and any gain on an investment in our company will need to come through an increase in our stock’s price, which may never happen.

We have never paid any cash dividends and currently do not intend to pay any dividends for the foreseeable future. To the extent that we require additional funding currently not provided for in our financing plan, our funding sources may prohibit the payment of a dividend. Because we do not intend to declare dividends, any gain on an investment in our company will need to come through an increase in the stock’s price. This may never happen and investors may lose all of their investment in our company.

Because our securities are subject to penny stock rules, you may have difficulty reselling your shares.

Our shares as penny stocks, are covered by Section 15(g) of the Securities Exchange Act of 1934 which imposes additional sales practice requirements on broker/dealers who sell our company’s securities including the delivery of a standardized disclosure document; disclosure and confirmation of quotation prices; disclosure of compensation the broker/dealer receives; and, furnishing monthly account statements. These rules apply to companies whose shares are not traded on a national stock exchange or on the Nasdaq system, trade at less than $5.00 per share, or who do not meet certain other financial requirements specified by the Securities and Exchange Commission. These rules require brokers who sell “penny stocks” to persons other than established customers and “accredited investors” to complete certain documentation, make suitability inquiries of investors, and provide investors with certain information concerning the risks of trading in such penny stocks. These rules may discourage or restrict the ability of brokers to sell our shares of common stock and may affect the secondary market for our shares of common stock. These rules could also hamper our ability to raise funds in the primary market for our shares of common stock.

Forward-Looking Statements

This reoffer prospectus contains forward-looking statements. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expect”, “plan”, “anticipate”, “believe”, “estimate”, “predict”, “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors”, that may cause our company’s or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

The Offering

The selling stockholders identified in this reoffer prospectus may offer and sell up to 95,000,000 shares of our common stock issuable upon exercise of stock options. We granted the stock options to such selling stockholders pursuant to our 2010 stock option plan.

Use of Proceeds

We will not receive any proceeds from the sale of the shares of our common stock by the selling stockholders. We may, however, receive proceeds upon exercise of the stock options granted to the selling stockholders. If we receive proceeds upon exercise of stock options, we intend to use these proceeds for working capital and general corporate purposes.

Determination of Offering Price

The selling stockholders may sell all or a portion of the shares being offered pursuant to this reoffer prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices.

Selling Stockholders

The selling stockholders may offer and sell, from time to time, any or all of shares of our common stock issuable upon exercise of the stock options granted pursuant to our 2010 stock option plan.

The following table sets forth certain information regarding the beneficial ownership of shares of common stock by the selling stockholders as of January 20, 2011 and the number of shares of our common stock being offered pursuant to this reoffer prospectus. We believe that the selling stockholders have sole voting and investment powers over their shares.

Because the selling stockholders may offer and sell all or only some portion of the 95,000,000 shares of our common stock being offered pursuant to this reoffer prospectus, the numbers in the table below representing the amount and percentage of these shares of our common stock that will be held by the selling stockholders upon termination of the offering are only estimates based on the assumption that each selling stockholder will sell all of his shares of our common stock being offered in the offering.

None of the selling stockholders is a broker-dealer or an affiliate of a broker-dealer. We may require the selling stockholders to suspend the sales of the shares of our common stock being offered pursuant to this reoffer prospectus upon the occurrence of any event that makes any statement in this reoffer prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in those documents in order to make statements in those documents not misleading.

Name of Selling Stockholder	Shares Owned by the Selling Stockholder before the Offering(1)	Total Shares Offered in the Offering	Number of Shares to Be Owned by Selling Stockholder and Percent of Total Issued and Outstanding Shares After the Offering (1)
			# of Shares(2)	% of Class(2),(3)
James A. Briscoe(4)	54,762,500((5)	52,500,000(6)	2,262,500	*
Gary Musil(7)	7,547,000(8)	7,500,000(9)	47,000	*
Keith Brill(10)	2,500,000(11)	2,500,000(12)	Nil	*
John Guilbert(13)	15,052,500(14)	15,000,000(15)	52,500	*
William Cavalier(16)	12,500,000(17)	12,500,000(18)	Nil	*
Larry Liang(19)	2,500,000(20)	2,500,000(21)	Nil	*
Eddie Othon(22)	2,500,000(23)	2,500,000(24)	Nil	*
Totals	97,362,000	95,000,000	2,362,000	*

Notes
*	Less than 1%.

(1)	Beneficial ownership is determined in accordance with Securities and Exchange Commission rules and generally includes voting or investment power with respect to shares of common stock. Shares of common stock subject to options, warrants and convertible preferred stock currently exercisable or convertible, or exercisable or convertible within 60 days, are counted as outstanding for computing the percentage of the person holding such options, warrants or convertible preferred stock but are not counted as outstanding for computing the percentage of any other person.

(2)	We have assumed that the selling stockholders will sell all of the shares being offered in this offering.

(3)	Based on 602,411,882 shares of our common stock issued and outstanding as of January 20, 2011. Shares of our common stock being offered pursuant to this reoffer prospectus by a selling stockholder are counted as outstanding for computing the percentage of that particular selling stockholder but are not counted as outstanding for computing the percentage of any other person.

(4)	James A. Briscoe has been our President, Chief Executive Officer, Chairman of the Board and a director of our company since February 3, 2004 and Chief Financial Officer since July 31, 2008.

(5)	Consists of 2,187,500 shares of our common stock held by Alaska Star Minerals LLC and stock options to purchase 52,575,000 shares of our common stock. James Briscoe beneficially owns 100% of the membership interest in Alaska Star Minerals LLC.

(6)	Consists of 52,500,000 shares issuable at an exercise price of $0.038 per share until August 10, 2015 upon exercise of the stock options granted pursuant to the stock option agreement dated August 10, 2010. We granted these stock options pursuant to our 2010 stock option plan.

(7)	Gary Musil has been our Secretary and a director of our company since October 23, 2003. Mr. Musil was our Chief Executive Officer and Chief Financial Officer from October 23, 2003 to February 3, 2004.

(8)	Consists of stock options to purchase 7,547,000 shares of our common stock.

(9)	Consists of 7,500,000 shares issuable at an exercise price of $0.038 per share until August 10, 2015 upon exercise of the stock options granted pursuant to the stock option agreement dated August 10, 2010. We granted these stock options pursuant to our 2010 stock option plan.

(10)	Keith Brill has been a director of our company since December 23, 2009.

(11)	Consists of stock options to purchase 2,500,000 shares of our common stock.

(12)	Consists of 2,500,000 shares issuable at an exercise price of $0.038 per share until August 10, 2015 upon exercise of the stock options granted pursuant to the stock option agreement dated August 10, 2010. We granted these stock options pursuant to our 2010 stock option plan.

(13)	John Guilbert has been a director of our company since February 5, 2004.

(14)	Consists of stock options to purchase 15,052,500 shares of our common stock.

(15)	Consists of 15,000,000 shares issuable at an exercise price of $0.038 per share until August 10, 2015 upon exercise of the stock options granted pursuant to the stock option agreement dated August 10, 2010. We granted these stock options pursuant to our 2010 stock option plan.

(16)	William Cavalier has been a director of our company since September 21, 2009.

(17)	Consists of stock options to purchase 12,500,000 shares of our common stock.

(18)

Consists of 12,500,000 shares issuable at an exercise price of $0.038 per share until August 10, 2015 upon exercise of the stock options granted pursuant to the stock option agreement dated August 10, 2010. We granted these stock options pursuant to our 2010 stock option plan.

(19)	Larry Liang has been our Vice President of Business Development - China and a director of our company since December 29, 2009.

(20)	Consists of stock options to purchase 2,500,000 shares of our common stock.

(21)

Consists of 2,500,000 shares issuable at an exercise price of $0.038 per share until August 10, 2015 upon exercise of the stock options granted pursuant to the stock option agreement dated August 10, 2010. We granted these stock options pursuant to our 2010 stock option plan.

(22)	Eddie Othon has been our Vice President, Business Development since January 5, 2010.

(23)	Consists of stock options to purchase 2,500,000 shares of our common stock.

(24)

Consists of 2,500,000 shares issuable at an exercise price of $0.038 per share until August 10, 2015 upon exercise of the stock options granted pursuant to the stock option agreement dated August 10, 2010. We granted these stock options pursuant to our 2010 stock option plan.

Plan of Distribution

The selling stockholders may, from time to time, sell all or a portion of the shares of our common stock on any market upon which our common stock may be listed or quoted (currently Financial Industry Regulatory Authority’s OTC Bulletin Board), in privately negotiated transactions or otherwise. Such sales may be at fixed prices prevailing at the time of sale, at prices related to the market prices or at negotiated prices. The shares of our common stock being offered for resale pursuant to this reoffer prospectus may be sold by the selling stockholders by one or more of the following methods, without limitation:

1.

block trades in which the broker or dealer so engaged will attempt to sell the shares of our common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

2.	purchases by broker or dealer as principal and resale by the broker or dealer for its account pursuant to this reoffer prospectus;

3.	an exchange distribution in accordance with the rules of the exchange or quotation system;

4.	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

5.	privately negotiated transactions;

6.	market sales (both long and short to the extent permitted under the federal securities laws);

7.	at the market to or through market makers or into an existing market for the shares;

8.	through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); and

9.	a combination of any aforementioned methods of sale.

In the event of the transfer by any of the selling stockholders of his shares of our common stock or stock options to any pledgee, donee or other transferee, we will amend this reoffer prospectus and the registration statement of which this reoffer prospectus forms a part by the filing of a post-effective amendment in order to have the pledgee, donee or other transferee in place of the selling stockholder who has transferred his shares.

In effecting sales, brokers and dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from a selling stockholder or, if any of the broker-dealers act as an agent for the purchaser of such shares, from a purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with a selling stockholder to sell a specified number of the shares of our common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of our common stock at the price required to fulfill the broker-dealer commitment to the selling stockholder if such broker-dealer is unable to sell the shares on behalf of the selling stockholder. Broker-dealers who acquire shares of our common stock as principal may thereafter resell the shares of our common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such resale, the broker-dealer may pay to or receive from the purchasers of the shares commissions as described above.

The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the sale of the shares of our common stock may be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

From time to time, any of the selling stockholders may pledge shares of our common stock pursuant to the margin provisions of customer agreements with brokers. Upon a default by a selling stockholder, his broker may offer and sell the pledged shares of our common stock from time to time. Upon a sale of the shares of our common stock, we believe that the selling stockholders will satisfy the prospectus delivery requirements under the Securities Act of 1933. We will file any amendments or other necessary documents in compliance with the Securities Act of 1933 which may be required in the event any of the selling stockholders defaults under any customer agreement with brokers.

To the extent required under the Securities Act of 1933, a post-effective amendment to the registration statement of which this reoffer prospectus forms a part will be filed disclosing the name of any broker-dealers, the number of shares of our common stock involved, the price at which our common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this reoffer prospectus and other facts material to the transaction.

We and the selling stockholders will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as a selling stockholder is a distribution participant and we, under certain circumstances, may be a distribution participant, under Regulation M. All of the foregoing may affect the marketability of our common stock.

All expenses for this reoffer prospectus and related registration statement including legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling stockholders, the purchasers participating in such transaction, or both.

Any shares of our common stock being offered pursuant to this reoffer prospectus which qualify for sale pursuant to Rule 144 under the Securities Act of 1933, may be sold under Rule 144 rather than pursuant to this reoffer prospectus.

Experts and Counsel

Our financial statements for the years ended January 31, 2010 and 2009 incorporated in this reoffer prospectus by reference from our annual report on Form 10-K for the year ended January 31, 2010 filed with the Securities and Exchange Commission on May 13, 2010 have been audited by Semple, Marchal & Cooper, LLP, to the extent and for the period set forth in its report (which contains an explanatory paragraph regarding our ability to continue as a going concern), which is incorporated herein by reference, and have been so incorporated in reliance upon such report given upon the authority of said firm as an expert in auditing and accounting.

Clark Wilson LLP, of Suite 800 – 885 West Georgia Street, Vancouver, British Columbia, Canada has provided an opinion on the validity of the shares of our common stock being offered pursuant to this reoffer prospectus.

Interest of Named Experts and Counsel

No expert named in the registration statement of which this reoffer prospectus forms a part as having prepared or certified any part thereof (or is named as having prepared or certified a report or valuation for use in connection with such registration statement) or counsel named in this reoffer prospectus as having given an opinion upon the validity of the securities being offered pursuant to this reoffer prospectus or upon other legal matters in connection with the registration or offering such securities was employed for such purpose on a contingency basis. Also at the time of such preparation, certification or opinion or at any time thereafter, through the date of effectiveness of such registration statement or that part of such registration statement to which such preparation, certification or opinion relates, no such person had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in our company or any of its parents or subsidiaries. Nor was any such person connected with our company or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Material Changes

There have been no material changes to the affairs of our company since January 31, 2010 which have not previously been described in a report on Form 10-K, Form 10-Q or Form 8-K filed with the Securities and Exchange Commission.

Incorporation of Certain Information by Reference

The following documents filed by our company with the Securities and Exchange Commission are incorporated into this reoffer prospectus by reference:

1.	Our annual report on Form 10-K filed on May 13, 2010;

2.	Our quarterly reports on Form 10-Q filed on July 13, 2010, as amended by our quarterly report on Form 10-Q/A filed on September 9, 2010, September 20, 2010, and December 20, 2010;

3.

Our current reports on Form 8-K filed on March 3, 2010, May 11, 2010, May 19, 2010, June 4, 2010, July 8, 2010, August 11, 2010, September 1, 2010, September 20, 2010, November 15, 2010, and January 14, 2011; and

4.

The description of our common stock contained in our registration statement on Form SB-2/A filed on September 27, 2007, as amended by our current report on Form 8-K/A filed on September 11, 2009, including any amendments or reports filed for the purpose of updating such description.

In addition to the foregoing, all documents that we subsequently file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment indicating that all of the securities offered pursuant to the registration statement of which this reoffer prospectus forms a part have been sold or deregistering all securities then remaining unsold, will be deemed to be incorporated by reference into this reoffer prospectus and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference in this reoffer prospectus will be deemed to be modified or superseded for purposes of this reoffer prospectus to the extent that a statement contained in this reoffer prospectus or in any subsequently filed document that is also incorporated by reference in this reoffer prospectus modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this reoffer prospectus.

Where You Can Find More Information

We will provide to each person, including any beneficial owner, to whom this reoffer prospectus is delivered, a copy of any or all of the information that has been incorporated by reference into this reoffer prospectus but not delivered with this reoffer prospectus, upon written or oral request of such person at no cost to such person. Please send us such request by writing or calling Liberty Star Uranium & Metals Corp. at 5610 E Sutler Lane, Tucson, Arizona 85712. Our telephone number is (520) 731-8786.

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Such filings are available to the public over the internet at the Securities and Exchange Commission’s website at http://www.sec.gov. The public may also read and copy any materials we file with the Securities and Exchange Commission at its public reference room at 100 F Street, N.E. Washington, D.C. 20549. The public may obtain information on the operation of the public reference room by calling the Securities and Exchange Commission at 1-800-SEC-0330.

We have filed with the Securities and Exchange Commission a registration statement on Form S-8 under the Securities Act of 1933 with respect to the securities offered under this reoffer prospectus. This reoffer prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits.

You should only rely on the information incorporated by reference or provided in this reoffer prospectus or any supplement. We have not authorized anyone else to provide you with different information. This reoffer prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. You should not assume that the information in this reoffer prospectus or any supplement is accurate as of any date other than the date of this reoffer prospectus.

95,000,000 Shares

Liberty Star Uranium & Metals Corp.

Common Stock

_________________________________

Prospectus

_________________________________

January 21, 2011

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by our company with the Securities and Exchange Commission are incorporated into this registration statement by reference:

1.	Our annual report on Form 10-K filed on May 13, 2010;

2.	Our quarterly reports on Form 10-Q filed on July 13, 2010, as amended by our quarterly report on Form 10-Q/A filed on September 9, 2010, September 20, 2010, and December 20, 2010;

3.

Our current reports on Form 8-K filed on March 3, 2010, May 11, 2010, May 19, 2010, June 4, 2010, July 8, 2010, August 11, 2010, September 1, 2010, September 20, 2010, November 15, 2010, and January 14, 2011; and

4.

The description of our common stock contained in our registration statement on Form SB-2/A filed on September 27, 2007, as amended by our current report on Form 8-K/A filed on September 11, 2009, including any amendments or reports filed for the purpose of updating such description.

In addition to the foregoing, all documents that we subsequently file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment indicating that all of the securities offered pursuant to this registration statement have been sold or deregistering all securities then remaining unsold, will be deemed to be incorporated by reference into this registration statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference in this registration statement will be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement or in any subsequently filed document that is also incorporated by reference in this registration statement modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

No expert named in this registration statement as having prepared or certified any part thereof (or is named as having prepared or certified a report or valuation for use in connection with this registration statement) or counsel named in this registration statement as having given an opinion upon the validity of the securities being offered pursuant to this registration statement or upon other legal matters in connection with the registration or offering such securities was employed for such purpose on a contingency basis. Also at the time of such preparation, certification or opinion or at any time thereafter, through the date of effectiveness of such registration statement or that part of such registration statement to which such preparation, certification or opinion relates, no such person had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in our company or any of its parents or subsidiaries. Nor was any such person connected with our company or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Item 6. Indemnification of Directors and Officers.

Nevada Revised Statutes provide that:

  a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful;

  a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

  to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation must indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense.

Nevada Revised Statutes provide that we may make any discretionary indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

  by our stockholders;

  by our board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

  if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion;

  if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or

  by court order.

Our articles of incorporation provide that every person who was or is a party to, or is threatened to be made a party to, or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, or a person of whom he is the legal representative, is or was a director or officer of our company, or is or was serving at the request of our company as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, must be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability and loss (including attorneys' fees, judgments, fines and amounts paid or to be paid in settlements reasonably incurred or suffered by him in connection therewith. Such right of indemnification must be a contract right which may be enforced in any manner desired by such person. The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by our company as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by our company. Such right of indemnification must not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they must be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law, or otherwise, as well as their rights under our articles of incorporation.

Without limiting the application of the foregoing, the stockholders or board of directors of our company may adopt bylaws from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause our company to purchase and maintain insurance on behalf of any person who is or was a director or officer of our company, or is or was serving at the request of our company as director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprises against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not our company would have the power to indemnify such person.

The indemnification provided in our articles of incorporation must continue as to a person who has ceased to be a director, officer, employee or agent, and must inure to the benefit of the heirs, executors and administrators of such person.

Our bylaws provide that every person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was a director or officer of our company or is or was serving at the request of our company or for its benefit as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, must be indemnified and held harmless to the fullest extent legally permissible under the general corporation law of the State of Nevada from time to time against all expenses, liability and loss (including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by our company as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by our company. Such right of indemnification must be a contract right which may be enforced in any manner desired by such person. Such right of indemnification must not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire and, without limiting the generality of such statement, they must be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law or otherwise, as well as their rights under our bylaws.

Our bylaws provide that our board of directors may cause our company to purchase and maintain insurance on behalf of any person who is or was a director or officer of our company, or is or was serving at the request of our company as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not our company would have the power to indemnify such person.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit
Number	Description

(4)	Instruments Defining the Rights of Security Holders, including Indentures

4.1	Articles of Incorporation (incorporated by reference to an exhibit to our Registration Statement on Form SB-2 filed on May 14, 2002)

4.2	Certificate of Change to Authorized Capital (incorporated by reference to an exhibit to our Current Report on Form 8-K filed on September 1, 2009)

4.3	Articles of Merger (incorporated by reference to an exhibit to our Current Report on Form 8-K filed on September 1, 2009)

4.4	Bylaws (incorporated by reference to an exhibit to our Quarterly Report on Form 10-QSB filed on December 14, 2007)

4.5	Form of Securities Purchase Agreement for May 11, 2007 Senior May 2007 Convertible Notes (incorporated by reference to an exhibit to our Current Report on Form 8-K filed on May 15, 2007)

4.6	Form of Convertible Promissory Note for May 11, 2007 Senior May 2007 Convertible Notes (incorporated by reference to an exhibit to our Current Report on Form 8-K filed on May 15, 2007)

4.7	Form of Common Stock Purchase Warrant for May 11, 2007 Senior May 2007 Convertible Notes (incorporated by reference to an exhibit to our Current Report on Form 8-K filed on May 15, 2007)

4.8	List of Subscribers for May 11, 2007 Senior May 2007 Convertible Notes (incorporated by reference to an exhibit to our Current Report on Form 8-K filed on May 15, 2007)

4.9	Form of Subscription Agreement for August 28, 2008 Secured Convertible Promissory Notes (incorporated by reference to an exhibit to our Current Report on Form 8-K filed on September 3, 2008)

4.10	Form of Secured Convertible Promissory Notes dated August 28, 2008 (incorporated by reference to an exhibit to our Current Report on Form 8-K filed on September 3, 2008)

4.11	Form of Security Agreement for August 28, 2008 Secured Convertible Promissory Notes (incorporated by reference to an exhibit to our Current Report on Form 8-K filed on September 3, 2008)

4.12	Form of Subscription Agreement for May 21, 2009 Secured Convertible Promissory Notes (incorporated by reference to an exhibit to our Current Report on Form 8-K filed on May 26, 2009)

4.13	Form of Secured Convertible Promissory Notes dated May 21, 2009 (incorporated by reference to an exhibit to our Current Report on Form 8-K filed on May 26, 2009)

4.14

Form of Guarantee dated May 21, 2009 of Big Chunk Corp for May 21, 2009 Secured Convertible Promissory Notes (incorporated by reference to an exhibit to our Current Report on Form 8-K filed on May 26, 2009)

4.15	Form of Lock Up Agreement for May 21, 2009 Secured Convertible Promissory Notes (incorporated by reference to an exhibit to our Current Report on Form 8-K filed on May 26, 2009)

4.16	Form of Escrow Agreement for May 21, 2009 Secured Convertible Promissory Notes (incorporated by reference to an exhibit to our Current Report on Form 8-K filed on May 26, 2009)

4.17	Form of Subscription Agreement for August 14, 2009 Secured Convertible Promissory Notes (incorporated by reference to an exhibit to our Current Report on Form 8-K filed on August 14, 2009)

4.18	Form of Secured Convertible Promissory Notes dated August 14, 2009 (incorporated by reference to an exhibit to our Current Report on Form 8-K filed on August 14, 2009)

4.19	Form of Escrow Agreement for August 14, 2009 Secured Convertible Promissory Notes (incorporated by reference to an exhibit to our Current Report on Form 8-K filed on August 14, 2009)

4.20	Form of Lock Up Agreement for August 14, 2009 Secured Convertible Promissory Notes (incorporated by reference to an exhibit to our Current Report on Form 8-K filed on August 14, 2009)

4.21	Form of Warrant dated August 14, 2009 (incorporated by reference to an exhibit to our Current Report on Form 8-K filed on August 14, 2009)

4.22

Form of Guarantee dated August 14, 2009 of Big Chunk Corp for August 14, 2009 Secured Convertible Promissory Notes (incorporated by reference to an exhibit to our Current Report on Form 8-K filed on August 14, 2009)

4.23	Form of Extension and Modification Agreement of Secured Convertible Promissory Notes (incorporated by reference to an exhibit to our Current Report on Form 8-K filed on March 3, 2010)

4.24	Form of Letter Agreement with Northern Dynasty Minerals, Ltd dated June 29, 2010 (incorporated by reference to an exhibit to our Current Report on Form 8-K filed on June 29, 2010)

4.25*	2010 Stock Option Plan

4.26*	Form of Stock Option Agreement (U.S. Persons)

4.27*	Form of Stock Option Agreement (Non-U.S. Persons)

(5)	Opinion regarding Legality

5.1*	Opinion of Clark Wilson LLP regarding the legality of the securities being registered

(23)	Consents of Experts and Counsel

23.1*	Consent of Semple, Marchal & Cooper, LLP

23.2*	Consent of Clark Wilson LLP (included in Exhibit 5.1)

*Filed herewith.

Item 9. Undertakings.

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tucson, State of Arizona, on January 21, 2011.

Liberty Star Uranium & Metals Corp.

By:

/s/ James Briscoe
James Briscoe
President, Chief Executive Officer, Chief Financial Officer,
Chairman of the Board, and Director
(Principal Executive Officer and Principal Financial
Officer and Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ James Briscoe
James Briscoe
President, Chief Executive Officer, Chief Financial Officer,
Chairman of the Board, and Director
(Principal Executive Officer and Principal Financial
Officer and Principal Accounting Officer)
Date: January 21, 2011

/s/ Gary Musil
Gary Musil
Director
Date: January 21, 2011

/s/ John Guilbert
John Guilbert
Director
Date: January 21, 2011

/s/ Keith Brill
Keith Brill
Director
Date: January 21, 2011

/s/ William Cavelier
William Cavelier
Director
Date: January 21, 2011

/s/ Larry Liang
Larry Liang
Director
Date: January 21, 2011